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                                                                    Exhibit 3.17


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                                    BY-LAWS

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                                   ARTICLE I

                                 IDENTIFICATION

     Section 1 -- Name.

     The name of the corporation shall be FARBEST, INC.

(hereinafter referred to as the "corporation").

     Section 2 -- Seal.

     The corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper. The seal shall be in charge of the Secretary.

     Section 3 -- Fiscal Year.

     The fiscal year of the corporation shall begin at the beginning of the
first day of September 1,     and end at the close of the last day of August 31
        next succeeding.

                                   ARTICLE II

                                 CAPITAL STOCK

     Section 1 -- Consideration for Shares.

     The Board of Directors shall cause the corporation to issue the capital stock of the corporation for such consideration as has been fixed by such board in accordance with the provisions of the Articles of Incorporation.

     Section 2 -- Payment of Shares.

     Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the capital stock of the corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the corporation; provided, however, that the part of the surplus of a corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any
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further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such property, labor or services received as consideration, or the value placed by the board of directors upon the corporate assets in the event of a share dividend shall be conclusive. Promissory notes or future services shall not be accepted in payment or part payment of any of the capital stock of the corporation.

     Section 3 -- Certificates for Shares.

     The corporation shall issue to each shareholder a certificate signed by the president or a vice-president, and the secretary of the corporation certifying the number of shares owned by him in the corporation. Where such certificate is also signed by a transfer agent or registrar, the signatures of the president, vice-president or secretary may be facsimiles. The certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid up, the certificate shall be legibly stamped to indicate the per centum which has been paid up, and as further payments are made thereon the certificate shall be stamped accordingly.

     If the corporation issues more than one class, every certificate issued shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof.

     Section 4 -- Form of Certificates.

     The stock certificates to represent the shares of the capital stock of this corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the board of directors.

     Section 5 -- Transfer of Stock.

     Title to a certificate and to the shares represented thereby can be transferred only:

     (1) By delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

     (2) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.
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     Section 6 -- Closing of Transfer Books.

     The transfer books shall be closed for a period of ten days prior to the date set for any meeting of shareholders, and during such period no new certificate of stock shall be issued by this corporation and no change or transfer shall be made upon the records thereof.

                                  ARTICLE III

                            MEETINGS OF SHAREHOLDERS

     Section 1 -- Place of Meetings.

     All meetings of shareholders shall be held within this state and at the principal office of the corporation, unless otherwise provided in the Articles of Incorporation.

     Section 2 -- Annual Meeting.

     The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the
meeting, shall be held at ten o'clock in the forenoon of the        in
of each year, if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. If for any reason the annual meeting of the shareholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, but not later than five months after the close of each fiscal year of the corporation.

     Section 3 -- Special Meetings.

     Special meetings of the shareholders may be called by the president, by the board of directors, or by shareholders holding not less than one-fourth of all the shares of capital stock outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat.

     Section 4 -- Notice of Meetings.

     A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the secretary or by the officers or persons calling the meeting, to each holder of the capital stock of the corporation at the time entitled to vote, at such address as appears upon the records of the corporation, at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy shall constitute a waiver of notice of such meeting.



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     Section 5 -- Voting at Meetings.

     Except as otherwise provided by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders' meeting of the corporation to one vote for each share of stock standing in his name on the books of the corporation.

     No share shall be voted at any meeting:

     (1)  Upon which an installment is due and unpaid; or

     (2) Which shall have been transferred on the books of the corporation within ten days next preceding the date of the meeting; or

     (3)  Which belongs to the corporation that issued the share.

     Section 6 -- Proxies.

     A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

     Section 7 -- Quorum.

     Unless otherwise provided by the Articles of Incorporation, at any meeting of shareholders, a majority of the shares of the capital stock outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy, shall constitute a quorum.

     Section 8 -- Organization.

     The president and in his absence, the vice-president, and in their absence any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and the secretary of the company shall act as secretary of all meetings of the shareholders. In the absence of the secretary the presiding officer may appoint a shareholder to act as secretary of the meeting.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

     Section 1 -- Board of Directors.

     The board of directors shall consist of eleven (11) members, who shall be elected annually by a majority of the shares represented at the annual meeting of the shareholders. Such directors shall hold office until the next annual meeting

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of the shareholders and until their successors are elected and qualified.
Directors need not be shareholders unless the Articles of Incorporation so require.

     Section 2 -- Duties.

     The corporate power of this corporation shall be vested in the board of directors, who shall have the management and control of the business of the corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers.

     Section 3 -- Resignation.

     A director may resign at any time by filing his written resignation with the secretary.

     Section 4 -- Removal.

     At a meeting of shareholders called expressly for that purpose, directors may be removed in the manner provided in this section, unless otherwise provided in the articles of incorporation. Any or all of the members of the board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote, at an election of directors.

     Section 5 -- Vacancies.

     In case of any vacancy in the board of directors through death, resignation, removal or other cause, the remaining directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting and until his successor is elected and qualified. If the vote of the remaining members of the board shall result in a tie, the vacancy shall be filled by shareholders at the annual meeting or a special meeting called for the purpose. Shareholders shall be notified of the name, address, principal occupation and other pertinent information about any director elected by the board of directors to fill any vacancy.

     Section 6 -- Annual Meetings.

     The board of directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the board specifically called in the manner provided in Section 7 following.

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     Section 7 -- Other Meetings.

     Other meetings of the board of directors may be held upon the call of the president, or of two or more members of the board of directors, at any place within or without the State of Indiana, upon forty-eight hours' notice, specifying the time, place and general purposes of the meeting, given to each director, either personally, by mailing, or by telegram. At any meeting at which all directors are present, notice of the time, place and purpose thereof shall be deemed waived; and similar notice may likewise be waived by absent directors, either by written instrument or by telegram.

     Section 8 -- Quorum.

     At any meeting of the board of directors, the presence of a majority of the members of the board elected and qualified shall constitute a quorum for the transaction of any business except the filling of vacancies in the board of directors.

     Section 9 -- Organization.

     The president and in his absence the vice-president and in their absence any director chosen by the directors present, shall call meetings of the board of directors to order, and shall act as chairman of such meetings. The secretary of the company shall act as secretary of the board of directors, but in the absence of the secretary the presiding officer may appoint any director to act as secretary of the meeting.

     Section 10 -- Order of Business.

     The order of business at all meetings of the board of directors shall be as follows:

     (1)  Roll call,
     (2)  Reading of the Minutes of the preceding meeting and action thereon,
     (3)  Reports of officers,
     (4)  Reports of committees,
     (5)  Unfinished business,
     (6)  Miscellaneous business,
     (7)  New business.

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     Section 11 -- Committees of Directors.

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 12 -- Committee Minutes.

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                                   ARTICLE V

                          OFFICERS OF THE CORPORATION

     Section 1 -- Officers.

     The officers of the corporation shall consist of a president, one or more vice-presidents, an executive vice president, a secretary and a treasurer and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person, except that the duties of the president and secretary shall not be performed by the same person. The Board of Directors by resolution may create and define the duties of other offices in the corporation and shall elect or appoint persons to fill all such offices. Election or appointment of an officer shall not of itself create contract rights.

     Section 2 -- Vacancies.

     Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation,


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or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

     Section 3 -- President.

     The president shall preside at all meetings of shareholders and directors, discharge all the duties which devolve upon a presiding officer, and perform such other duties as this code of By-Laws provides, or the Board of Directors may prescribe.

     The president shall have full authority to execute proxies in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute, with the secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation, all subject to the provisions of The Indiana General Corporation Act of 1929, as amended; the Articles of Incorporation and this code of By-Laws.

     Section 4 -- Vice-President.

     The vice-president shall perform all duties incumbent upon the president during the absence or disability of the president, and perform such other duties as this code of By-Laws may require or the Board of Directors may prescribe.

     Section 5 -- Executive Vice President.

     The executive vice president shall be the chief executive officer of the corporation, and shall have general and active management of the business of the corporation, subject only to the direction and control of the Board of Directors and the executive committee. He shall be responsible for the employment and fixing the compensation of such personnel, and acquiring by purchase or otherwise, such products, supplies, equipment and facilities, as may be necessary, convenient or incidental to carrying on the business of the corporation, but in no event shall he acquire or obligate the corporation to acquire land, buildings, structures or other fixed facilities without prior approval by the Board of Directors or the executive committee. He shall have the right to sign on behalf of the corporation all contracts and other documents arising out of or in the course of the corporation's regular and routine business operations, and all such other papers and documents as he may be specifically authorized or directed to sign by the Board of Directors or the executive committee. He shall keep the Board of Directors currently informed with respect to the business operations of the corporation; make such recommendations to the Board of Directors with respect to the expansion or contraction of or changes in the business of the corporation as he may deem necessary or advisable from time to time; and after the close of each fiscal year render a report to the Board of Directors covering the prior year's operations. The executive vice president shall perform all such other duties as may be assigned to him from time to time by the Board of Directors or the executive committee; and he shall serve at the pleasure of the Board of Directors.
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        Section 6 -- Secretary.

        The secretary shall have the custody and care of the corporate seal, records, minutes and stock books of the corporation. He shall attend all meetings of the shareholders and of the board of directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. He shall attend to the giving and serving of all notices of the corporation, shall file and take charge of all papers and documents belonging to the corporation and shall perform such other duties as this code of By-Laws may require or the Board of Directors may prescribe.

        Section 7 -- Assistant Secretary.

        The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 8 -- Treasurer.

        The treasurer shall keep correct and complete records of account, showing accurately at all times, the financial condition of the corporation. He shall be the legal custodiam of all moneys, notes, securities and other valuables which may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep such bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this code of By-Laws may require or the Board of Directors may prescribe. The treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

        Section 9 -- Assistant Treasurer.

        The assistant treasurer shall assist the treasurer in the performance of his duties; perform such of the duties of the treasurer as may be delegated to him by the treasurer from time to time; and in the absence or unavailability of the treasurer he shall have and possess all of the powers and perform all of the duties of the treasurer. The assistant treasurer shall furnish a bond, in such amount and with such sureties thereon as are comparable to the bond furnished by the Treasurer, for the faithful performance of his duties. The cost of such bond shall be paid by the corporation.


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     Section 10 -- Delegation of Authority.

     In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

     Section 11 -- Execution of Documents.

     Unless otherwise provided by the Board of Directors, all contracts, leases, commercial paper and other instruments in writing and legal documents, shall be signed by the president and attested by the secretary. All bonds, deeds and mortgages shall be signed by the president and attested by the secretary. All certificates of stock shall be signed by the president and attested by the secretary.

     All checks, drafts, notes and orders for the payment of money shall be signed by those officers or employees of the corporation as the Directors may from time to time designate.

     Section 12 -- Loans to Officers.

     No loan of money or property or any advance on account of services to be performed in the future shall be made to any officer or Director of the corporation.


                                   ARTICLE VI

                                CORPORATE BOOKS

     Section 1 -- Place of Keeping, In General.

     Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the corporation or by these By-Laws, the books and records of corporation may be kept at such place or places, within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine.

     Section 2 -- Stock Register or Transfer Book.

     The original or duplicate stock register or transfer book shall contain a complete and accurate shareholders list, alphabetically arranged, giving the names and addresses of all shareholders, the number and classes of shares held by each, and shall be kept at the principal office of the corporation in the State of Indiana.

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                                  ARTICLE VII

                                   AMENDMENTS

     Section 1 -- Amendments.

     By-Laws may be adopted, amended or repealed at any meeting of the Board of Directors by the vote of a majority thereof, unless the Articles of Incorporation provide for the adoption, amendment or repeal by the shareholders, in which event, action thereon may be taken at any meeting of the shareholders by the vote of a majority of the voting shares outstanding.